UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2016

MINES MANAGEMENT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Idaho	001-32074	91-0538859
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

905 W. Riverside Avenue, Suite 311

Spokane, Washington 99201

(Address of Principal Executive Offices) (Zip Code)

(509) 838-6050

(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On September 12, 2016, the stockholders of Mines Management, Inc. (“MMI” or the “Company”) approved an Agreement and Plan of Merger, dated as of May 23, 2016, as amended (the “Merger Agreement”), by and among the Company, Hecla Mining Company, a Delaware corporation (“Hecla”), and HL Idaho Corp., an Idaho corporation and a wholly-owned subsidiary of Hecla (“Merger Sub”). On September 13, 2016, the merger was completed and MMI became a wholly-owned subsidiary of Hecla.

At the effective time and as a result of the Merger, each outstanding share of common stock of MMI was converted into the right to receive 0.2218 of a share of common stock of Hecla, with cash to be paid in lieu of fractional shares.

Item 3.01 – Notice of Delisting or Failure to satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the merger, the Company notified the NYSE MKT and the Toronto Stock Exchange on September 13, 2016 that the merger had been approved by the Company’s stockholders. MMI’s shares are expected to be suspended from trading on the NYSE MKT on September 14, 2016 (before the opening). The NYSE MKT will file a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) to report that the shares of the Company’s common stock are no longer listed on the NYSE MKT. The Company expects its shares of common stock to cease trading on the Toronto Stock Exchange at the close of the market on September 15, 2016.

Item 3.03 – Material Modification to Rights of Security Holders.

At the effective time and as a result of the Merger, each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive 0.2218 of a share of common stock of Hecla, with cash to be paid in lieu of fractional shares.

Item 5.01 – Changes in Control of Registrant.

Upon the closing of the merger, a change in control of the Company occurred, and the Company now is a wholly owned subsidiary of Hecla, as described in Item 2.01 of this Current Report on Form 8-K. At the effective time and as a result of the Merger, each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger was converted into 0.2218 of a share of common stock of Hecla, with cash to be paid in lieu of fractional shares.

Item 5.02 – Department of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the merger, each of Douglas D. Dobbs, Glenn Dobbs, Robert L. Russell, Roy G. Franklin, Russell C. Babcock and Jerry G. Pogue resigned his respective position as a member of the board of directors of the Company and any committee of the board, effective as of the closing of the merger.

In connection with the Merger, each of Douglas Dobbs, Glenn Dobbs and Nichole Altenburg resigned from their respective positions as officers of the Company, effective as of the closing of the merger.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of May 23, 2016, by and among the Company, Hecla and Merger Sub. Previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 27, 2016, and incorporated herein by reference.

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated June 29, 2016, between the Company, Hecla and Merger Sub. Previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 6, 2016, and incorporated herein by reference.

2.3	Amendment No. 2 to Agreement and Plan of Merger, dated July 29, 2016, between the Company, Hecla and Merger Sub. Previously filed as Exhibit 2.1 to the Company Current Report on Form 8-K filed on August 4, 2016, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINES MANAGEMENT, INC.

By:	/s/ Luther J. Russell
Luther J. Russell
President

Dated: September 14, 2016

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